Exhibit 99.1
FOR IMMEDIATE RELEASE

First Commonwealth Delivers Record Third Quarter 2017 Earnings; Declares Quarterly Dividend

Indiana, PA, October 25, 2017 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2017.
Third Quarter 2017 Highlights
Earnings

•
Third quarter net income was $21.3 million (or $0.22 diluted earnings per share), the highest level of quarterly net income in the history of the company. Core net income (adjusted for acquisition expenses) was $21.2 million, or $0.22 diluted earnings per share.

◦	Core earnings per share increased $0.01 from the previous quarter and $0.03 from the prior year quarter; an increase of 14.9% (annualized) and 15.8%, respectively.

•	Total revenue grew $2.7 million, or 13.7% (annualized) from the prior quarter.

◦	Net interest income (FTE) increased $1.8 million, or 12.0% (annualized) from the prior quarter.

◦	Noninterest income grew $0.9 million, or 18.8% (annualized) from the prior quarter.

•
Total noninterest expense decreased $10.9 million from the previous quarter, primarily due to $9.9 million of one-time merger expenses related to the acquisition of DCB Financial Corp. in the previous quarter.

•	Provision for credit losses totaled $1.2 million, an increase of $2.8 million as compared to the prior quarter, in part due to the recognition of $3.1 million in recoveries in the previous quarter.

•	The annualized return on average tangible common equity for the third quarter of 2017 was 14.04%.
Profitability

•	The net interest margin improved seven basis points to 3.61% compared to the prior quarter.

•	The core return on average assets (adjusted for acquisition expenses) improved 3 basis points to 1.14% compared to the prior quarter.

•	The core efficiency ratio improved to 57.96%, driven by expanding revenue streams and well-controlled operational expenses.
Franchise Growth

•	Tangible book value per share grew $0.16, or 10.3% (annualized) from the previous quarter.

“This was another strong quarter for our company. And the successful integration of our recent acquisitions has propelled our earnings to record levels,” stated T. Michael Price, President and Chief Executive Officer. “As we look ahead, we must continue to navigate a potentially rising interest rate environment and make decisions that will profitably grow our business without assuming unnecessary risk. As we do, our focus remains centered on those strategies that will ensure long-term benefits for our stakeholders.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Reported Results
Net income	$21,283	$14,013	$17,196	$51,184	$41,676
Diluted earnings per share	$0.22	$0.14	$0.19	$0.54	$0.47
Return on average assets	1.14%	0.76%	1.02%	0.96%	0.83%
Return on average equity	9.50%	6.44%	9.14%	8.15%	7.53%

Core Operating Results (non-GAAP)(1)
Core net income	$21,238	$20,428	$17,273	$57,952	$41,909
Core diluted earnings per share	$0.22	$0.21	$0.19	$0.61	$0.47
Core return on average assets	1.14%	1.11%	1.03%	1.08%	0.84%
Return on average tangible common equity	14.04%	9.74%	11.77%	11.89%	9.75%
Core return on average tangible common equity	14.01%	14.03%	11.82%	13.42%	9.80%
Core efficiency ratio	57.96%	60.19%	56.65%	59.49%	57.67%
Net interest margin (FTE)	3.61%	3.54%	3.29%	3.55%	3.28%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the third quarter of 2017 was $21.3 million, as compared to $17.2 million for the third quarter of 2016, an increase of $4.1 million, or 23.8%, year-over-year.
Net income for the nine months ending September 30, 2017 was $51.2 million, as compared to $41.7 million for the same period in 2016, an increase of $9.5 million, or 22.8%, year-over-year.
Net Interest Margin and Net Interest Income
The net interest margin for the third quarter of 2017 was 3.61%, an increase of 7 basis points from the previous quarter and an increase of 32 basis points from the third quarter of 2016. The increase from the second quarter of 2017 was due primarily to a 10 basis point increase in the yield on interest-earning assets partially offset by a 3 basis point increase in funding costs. The impact of purchase accounting accretion added 5 basis points to the net interest margin in both the current and the previous quarter.

The increase from the previous year is primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decisions to increase short-term rates in December of 2016, March of 2017 and June of 2017, along with the ability to pay down higher cost short-term borrowings following our recent acquisitions.
The yield on interest-earning assets increased by 36 basis points and funding costs increased 4 basis points from the year-ago quarter.
Total average earning assets decreased $6.7 million from the previous quarter mostly due to selective runoff in the securities portfolio, partially offset by $40.7 million growth in average loans.
Total average deposits grew by $51.7 million in the third quarter of 2017 compared to the previous quarter. Growth was driven by a $69.7 million increase in transaction accounts, partially offset by an $18.0 million decrease in time deposits.
Credit Quality
The provision for credit losses totaled $1.2 million for the quarter ended September 30, 2017, an increase of $2.8 million as compared to the prior quarter and a decrease of $2.2 million from the same quarter last year. The increase from the prior quarter is primarily due to the recognition of $3.1 million of recoveries in the prior quarter.
At September 30, 2017, nonperforming loans were $38.8 million, a decrease of $1.4 million from June 30, 2017 and a decrease of $16.0 million from September 30, 2016. Nonperforming loans as a percentage of total loans were 0.72%, 0.75% and 1.13% for the periods ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.
During the third quarter of 2017, net charge-offs (recoveries) were $1.1 million or 0.08% of average loans, compared to ($1.0) million in the prior quarter and $8.5 million in the third quarter of 2016. Net charge-offs (recoveries) in the second quarter of 2017 included recoveries for two large commercial credits totaling $3.1 million.
For the originated loan portfolio at September 30, 2017, the allowance for credit losses to total originated loans was 0.97%, compared to 0.98% at June 30, 2017 and 1.13% at September 30, 2016.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $19.7 million for the third quarter of 2017, as compared to $19.0 million for the second quarter of 2017 and $17.0 million for the third quarter of 2016. Trust income increased $0.4 million and $0.6 million from the prior quarter and the year-ago quarter, respectively, primarily due to acquired customer relationships and higher market values of clients’ accounts. Service charges and card-related interchange income increased $1.9 million year-over-year primarily due to an expanded customer base as a result of recent acquisitions. Gain on sale of mortgage loans totaled $1.4 million and represents the highest quarterly total since the company reentered the traditional mortgage business in 2014.

Noninterest expense (excluding merger-related expenses) totaled $47.4 million for the third quarter of 2017, as compared to $48.4 million for the second quarter of 2017 and $38.6 million for the third quarter of 2016. The $1.0 million decrease from the previous quarter was primarily the result of a $1.1 million decrease in write-downs on OREO properties. The $8.8 million increase from the third quarter of 2016 was driven in part by higher operating expenses following the Company’s recent acquisitions, along with increased intangible asset amortization expense.
Full time equivalent staff at September 30, 2017 was 1,366, 1,426 at June 30, 2017 and 1,179 at September 30, 2016. The increase from the prior year is the result of the addition of employees from acquisitions and the continued expansion of the mortgage and commercial banking businesses in Ohio.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.08 per share, which is payable on November 17, 2017 to shareholders of record as of November 6, 2017. This dividend represents a 2.3% projected annual yield utilizing the October 24, 2017 closing market price of $14.12.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2017 were 12.5%, 11.6%, 9.8% and 10.4%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter 2017 on Wednesday, October 25, 2017 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10112938. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries, First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.

Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$60,667	$58,896	$50,569	$172,381	$150,352
Provision for credit losses	1,214	(1,609)	3,408	2,834	20,306
Noninterest income	19,790	18,904	16,994	55,626	46,267
Noninterest expense	47,361	58,263	38,696	148,389	114,250
Net income	21,283	14,013	17,196	51,184	41,676
Core net income (5)	21,238	20,428	17,273	57,952	41,909

Earnings per common share (diluted)	$0.22	$0.14	$0.19	$0.54	$0.47
Core earnings per common share (diluted) (6)	$0.22	$0.21	$0.19	$0.61	$0.47

KEY FINANCIAL RATIOS

Return on average assets	1.14%	0.76%	1.02%	0.96%	0.83%
Core return on average assets (7)	1.14%	1.11%	1.03%	1.08%	0.84%
Return on average shareholders' equity	9.50%	6.44%	9.14%	8.15%	7.53%
Return on average tangible common equity (8)	14.04%	9.74%	11.77%	11.89%	9.75%
Core return on average tangible common equity (9)	14.01%	14.03%	11.82%	13.42%	9.80%
Core efficiency ratio (2)(10)	57.96%	60.19%	56.65%	59.49%	57.67%
Net interest margin (FTE) (1)	3.61%	3.54%	3.29%	3.55%	3.28%

Book value per common share	$9.17	$9.02	$8.45
Tangible book value per common share (11)	6.39	6.23	6.59
Market value per common share	14.13	12.68	10.09
Cash dividends declared per common share	0.08	0.08	0.07	$0.24	$0.21

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.72%	0.75%	1.13%
Nonperforming assets as a percent of total assets (3)	0.61%	0.63%	0.94%
Net charge-offs as a percent of average loans (annualized)	0.08%	(0.07)%	0.70%
Allowance for credit losses as a percent of nonperforming loans (4)	124.16%	119.61%	99.83%
Allowance for credit losses as a percent of end-of-period loans (4)	0.90%	0.89%	1.13%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	0.97%	0.98%	1.13%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.1%	11.9%	11.3%
Tangible common equity as a percent of tangible assets (12)	8.8%	8.5%	9.0%
Leverage Ratio	9.8%	9.6%	10.0%
Risk Based Capital - Tier I	11.6%	11.3%	11.6%
Risk Based Capital - Total	12.5%	12.2%	12.6%
Common Equity - Tier I	10.4%	10.2%	10.3%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
INCOME STATEMENT
Interest income	$65,411	$63,120	$54,479	$184,710	$161,682
Interest expense	5,848	5,303	4,861	15,500	14,166
Net Interest Income	59,563	57,817	49,618	169,210	147,516
Taxable equivalent adjustment (1)	1,104	1,079	951	3,171	2,836
Net Interest Income (FTE)	60,667	58,896	50,569	172,381	150,352
Provision for credit losses	1,214	(1,609)	3,408	2,834	20,306
Net Interest Income after Provision for Credit Losses (FTE)	59,453	60,505	47,161	169,547	130,046

Net securities gains (losses)	92	(49)	—	695	28
Trust income	2,147	1,711	1,523	5,275	4,098
Service charges on deposit accounts	4,803	4,736	3,975	13,858	11,528
Insurance and retail brokerage commissions	2,128	2,442	2,104	6,652	6,048
Income from bank owned life insurance	1,472	1,449	1,350	4,213	3,957
Gain on sale of mortgage loans	1,418	1,315	1,235	3,710	2,850
Gain on sale of other loans and assets	503	457	387	1,267	1,048
Card-related interchange income	4,780	4,842	3,698	13,873	11,039
Derivative mark-to-market	(14)	(37)	470	(49)	(1,075)
Swap fee income	217	314	725	458	1,985
Other income	2,244	1,724	1,527	5,674	4,761
Total Noninterest Income	19,790	18,904	16,994	55,626	46,267

Salaries and employee benefits	26,169	25,298	20,647	74,933	62,212
Net occupancy	3,715	4,121	3,176	11,597	9,843
Furniture and equipment	3,342	3,323	2,847	9,753	8,596
Data processing	2,229	2,345	1,832	6,659	5,379
Pennsylvania shares tax	1,093	1,161	914	3,070	2,764
Advertising and promotion	941	988	750	2,735	1,940
Intangible amortization	844	846	67	2,262	318
Collection and repossession	402	443	760	1,342	1,803
Other professional fees and services	1,300	1,096	1,202	3,355	2,866
FDIC insurance	696	977	1,105	2,466	3,205
Litigation and operational losses	598	277	295	1,107	1,174
Loss on sale or write-down of assets	167	1,220	188	1,486	629
Merger and acquisition related	(69)	9,870	118	10,412	358
Other operating expenses	5,934	6,298	4,795	17,212	13,163
Total Noninterest Expense	47,361	58,263	38,696	148,389	114,250

Income before Income Taxes	31,882	21,146	25,459	76,784	62,063
Taxable equivalent adjustment (1)	1,104	1,079	951	3,171	2,836
Income tax provision	9,495	6,054	7,312	22,429	17,551
Net Income	$21,283	$14,013	$17,196	$51,184	$41,676

Shares Outstanding at End of Period	97,475,575	97,483,067	88,992,077	97,475,575	88,992,077
Average Shares Outstanding Assuming Dilution	97,457,470	97,232,288	88,858,204	94,578,490	88,843,939

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2017	2017	2016
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$98,319	$103,602	$76,456
Interest-bearing bank deposits	29,709	12,310	5,097
Securities available for sale, at fair value	810,946	820,586	867,725
Securities held to maturity, at amortized cost	436,081	450,886	389,513
Loans held for sale	17,100	9,785	7,855

Loans	5,375,847	5,374,782	4,860,652
Allowance for credit losses	(48,176)	(48,067)	(54,734)
Net loans	5,327,671	5,326,715	4,805,918

Goodwill and other intangibles	271,347	272,030	165,349
Other assets	393,166	387,472	348,570
Total Assets	$7,384,339	$7,383,386	$6,666,483

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,416,814	$1,404,081	$1,241,627

Interest-bearing demand deposits	264,731	237,801	87,507
Savings deposits	3,290,978	3,330,351	2,552,754
Time deposits	582,534	560,902	577,092
Total interest-bearing deposits	4,138,243	4,129,054	3,217,353

Total deposits	5,555,057	5,533,135	4,458,980

Short-term borrowings	805,825	846,137	1,330,327
Long-term borrowings	88,155	88,389	81,059
Total borrowings	893,980	934,526	1,411,386

Other liabilities	41,001	36,260	44,330
Shareholders' equity	894,301	879,465	751,787
Total Liabilities and Shareholders' Equity	$7,384,339	$7,383,386	$6,666,483

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2017	Rate	2017	Rate	2016	Rate	2017	Rate	2016	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,398,815	4.28%	$5,358,089	4.18%	$4,839,206	3.90%	$5,226,320	4.17%	$4,806,061	3.88%
Securities and interest bearing bank deposits (FTE) (1)	1,265,416	2.60%	1,312,814	2.57%	1,284,493	2.49%	1,263,614	2.63%	1,312,146	2.53%
Total Interest-Earning Assets (FTE) (1)	6,664,231	3.96%	6,670,903	3.86%	6,123,699	3.60%	6,489,934	3.87%	6,118,207	3.59%
Noninterest-earning assets	713,142		710,913		555,977		668,517		549,969
Total Assets	$7,377,373		$7,381,816		$6,679,676		$7,158,451		$6,668,176

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,576,365	0.18%	$3,513,479	0.15%	$2,652,562	0.18%	$3,398,428	0.15%	$2,622,574	0.15%
Time deposits	562,868	0.64%	580,874	0.60%	586,470	0.65%	572,128	0.62%	586,638	0.63%
Short-term borrowings	829,954	1.16%	902,547	0.98%	1,391,766	0.57%	887,463	0.96%	1,447,207	0.58%
Long-term borrowings	88,256	4.18%	88,351	4.08%	81,128	3.67%	85,843	4.07%	81,268	3.62%
Total Interest-Bearing Liabilities	5,057,443	0.46%	5,085,251	0.42%	4,711,926	0.41%	4,943,862	0.42%	4,737,687	0.40%
Noninterest-bearing deposits	1,393,024		1,386,240		1,153,945		1,337,328		1,129,511
Other liabilities	38,125		38,092		65,727		37,415		61,631
Shareholders' equity	888,781		872,233		748,078		839,846		739,347
Total Noninterest-Bearing Funding Sources	2,319,930		2,296,565		1,967,750		2,214,589		1,930,489
Total Liabilities and Shareholders' Equity	$7,377,373		$7,381,816		$6,679,676		$7,158,451		$6,668,176

Net Interest Margin (FTE) (annualized)(1)		3.61%		3.54%		3.29%		3.55%		3.28%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2017	2017	2016
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,154,225	$1,199,800	$1,207,447
Commercial real estate	1,990,264	1,963,001	1,683,015
Real estate construction	259,129	249,255	229,375
Total Commercial	3,403,618	3,412,056	3,119,837

Consumer Loan Portfolio:
Closed-end mortgages	893,809	886,335	719,049
Home equity lines of credit	529,613	530,591	466,710
Total Real Estate - Consumer	1,423,422	1,416,926	1,185,759

Auto loans	454,320	450,561	467,222
Direct installment	24,995	24,501	24,578
Personal lines of credit	58,880	59,450	50,086
Student loans	10,612	11,288	13,170
Total Other Consumer	548,807	545,800	555,056
Total Consumer Portfolio	1,972,229	1,962,726	1,740,815
Total Portfolio Loans	5,375,847	5,374,782	4,860,652
Loans held for sale	17,100	9,785	7,855
Total Loans	$5,392,947	$5,384,567	$4,868,507

	September 30,	June 30,	September 30,
	2017	2017	2016
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$14,943	$15,553	$27,817
Troubled debt restructured loans on nonaccrual basis	11,408	11,868	12,723
Troubled debt restructured loans on accrual basis	12,451	12,764	14,286
Total Nonperforming Loans	$38,802	$40,185	$54,826
Other real estate owned ("OREO")	5,701	5,964	7,686
Repossessions ("Repos")	200	208	310
Total Nonperforming Assets	$44,703	$46,357	$62,822
Loans past due in excess of 90 days and still accruing	1,332	1,898	2,343
Classified loans	65,948	69,748	97,259
Criticized loans	125,034	160,220	137,264

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.83%	0.86%	1.29%
Allowance for credit losses	$48,176	$48,067	$54,734

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$315	$(1,816)	$7,100	$1,956	$13,047
Real estate construction	(373)	(43)	—	(470)	(227)
Commercial real estate	(25)	(4)	(10)	(115)	(385)
Residential real estate	276	55	227	676	569
Loans to individuals	912	808	1,178	2,796	3,380
Net Charge-offs	$1,105	$(1,000)	$8,495	$4,843	$16,384

Net charge-offs as a percentage of average loans outstanding (annualized)	0.08%	(0.07)%	0.70%	0.12%	0.46%
Provision for credit losses as a percentage of net charge-offs	109.86%	160.90%	40.12%	58.52%	123.94%
Provision for credit losses	$1,214	$(1,609)	$3,408	$2,834	$20,306

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

Net Income	$21,283	$14,013	$17,196	$51,184	$41,676
Intangible amortization	844	846	67	2,262	318
Tax benefit of amortization of intangibles	(295)	(296)	(23)	(792)	(111)
Net Income, adjusted for tax affected amortization of intangibles	21,832	14,563	17,240	52,654	41,883

Average Tangible Equity:
Total shareholders' equity	$888,781	$872,233	$748,078	$839,846	$739,347
Less: intangible assets	271,670	272,488	165,449	247,679	165,547
Tangible Equity	617,111	599,745	582,629	592,167	573,800
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$617,111	$599,745	$582,629	$592,167	$573,800

(8)Return on Average Tangible Common Equity	14.04%	9.74%	11.77%	11.89%	9.75%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

Core Net Income:
Total Net Income	$21,283	$14,013	$17,196	$51,184	$41,676
Merger & Acquisition related expenses	(69)	9,870	118	10,412	358
Tax benefit of merger & acquisition related expenses	24	(3,455)	(41)	(3,644)	(125)
(5) Core net income	21,238	20,428	17,273	57,952	41,909
Average Shares Outstanding Assuming Dilution	97,457,470	97,232,288	88,858,204	94,578,490	88,843,939
(6) Core Earnings per common share (diluted)	$0.22	$0.21	$0.19	$0.61	$0.47

Intangible amortization	844	846	67	2,262	318
Tax benefit of amortization of intangibles	(295)	(296)	(23)	(792)	(111)
Core Net Income, adjusted for tax affected amortization of intangibles	$21,787	$20,978	$17,317	$59,422	$42,116

(9) Core Return on Average Tangible Common Equity	14.01%	14.03%	11.82%	13.42%	9.80%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Core Return on Average Assets:
Total Net Income	$21,283	$14,013	$17,196	$51,184	$41,676
Total Average Assets	7,377,373	7,381,816	6,679,676	7,158,451	6,668,176
Return on Average Assets	1.14%	0.76%	1.02%	0.96%	0.83%

Core Net Income (5)	$21,238	$20,428	$17,273	$57,952	$41,909
Total Average Assets	7,377,373	7,381,816	6,679,676	7,158,451	6,668,176
(7) Core Return on Average Assets	1.14%	1.11%	1.03%	1.08%	0.84%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Core Efficiency Ratio:
Total Noninterest Expense	$47,361	$58,263	$38,696	$148,389	$114,250
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(1)	664	503	451	(412)
Intangible amortization	844	846	67	2,262	318
Merger and acquisition related	(69)	9,870	118	10,412	358
Noninterest Expense - Core	$46,587	$46,883	$38,008	$135,264	$113,986

Net interest income, fully tax equivalent	$60,667	$58,896	$50,569	$172,381	$150,352
Total noninterest income	19,790	18,904	16,994	55,626	46,267
Net securities gains	(92)	49	—	(695)	(28)
Total Revenue	$80,365	$77,849	$67,563	$227,312	$196,591

Adjustments to Revenue:
Derivative mark-to-market	(14)	(37)	470	(49)	(1,075)
Total Revenue - Core	$80,379	$77,886	$67,093	$227,361	$197,666

(10)Core Efficiency Ratio	57.96%	60.19%	56.65%	59.49%	57.67%

	September 30,	June 30,	September 30,
	2017	2017	2016
Tangible Equity:
Total shareholders' equity	$894,301	$879,465	$751,787
Less: intangible assets	271,347	272,030	165,349
Tangible Equity	622,954	607,435	586,438
Less: preferred stock	—	—	—
Tangible Common Equity	$622,954	$607,435	$586,438

Tangible Assets:
Total assets	$7,384,339	$7,383,386	$6,666,483
Less: intangible assets	271,347	272,030	165,349
Tangible Assets	$7,112,992	$7,111,356	$6,501,134

(12)Tangible Common Equity as a percentage of Tangible Assets	8.76%	8.54%	9.02%

Shares Outstanding at End of Period	97,475,575	97,483,067	88,992,077
(11)Tangible Book Value Per Common Share	$6.39	$6.23	$6.59

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.